SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

October 22, 2002
Date of Report (Date of earliest event reported)

CORIO, INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State of other jurisdiction of incorporation)

000-31003	77-0492528
(Commission File)	(IRS Employer Identification Number)

959 Skyway Road, Suite 100
San Carlos, CA 94070

(650) 232-3000
(Address of Principal Executive Offices)

(Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS

Corio, Inc. announced that Brett White has been appointed as its new Chief Financial Officer, effective as of October 28, 2002. Mr. White will replace Barbara Posch, who is leaving Corio based on mutual agreement between Ms. Posch and Corio. A copy of the press release regarding the foregoing is attached hereto as Exhibit 99.1.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.    The following exhibit is filed with this report.

Exhibit Number	Description
99.1	Press Release, dated October 22, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIO, INC.

Date: October 23, 2002	By:	/s/ GEORGE KADIFA
George Kadifa Chief Executive Officer

INDEX TO EXHIBITS

The following exhibit is filed with this report:

Exhibit Number	Description
99.1	Press Release, dated October 22, 2002